EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2000, except as to Notes 1, 5, 11, 13 and 14 to the financial statements, which are as of June 1, 2000, relating to the financial statements of Stage Stores, Inc., which appears in Stage Stores, Inc.'s Amendment No. 1 to Form 10 as filed with the Securities and Exchange Commission on December 13, 2001.

PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2002